EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE EASTERN COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

•	Net sales from continuing operations of $66.7 million in Q4 2024 compared to $63.8 million in Q4 2023.
•	Net sales from continuing operations of $272.8 million in FY 2024 compared to $258.9 million in FY 2023.
•	Income from continuing operations before income tax of $17.1 million in FY 2024 compared to $15.1 million in FY 2023.
•	Net income from continuing operations of $13.2 million, or $2.13 per diluted share, in FY 2024 compared to $11.8 million, or $1.88 per diluted share in FY 2023.
•	Adjusted EBITDA from continuing operations of $27.1 million in FY 2024 compared to $25.4 million in FY 2023
•	Backlog of $89.2 million as of December 28, 2024 compared to $77.1 million as of December 30, 2023.

SHELTON, CT – March 11, 2025 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the fourth fiscal quarter and full year ended December 28, 2024.

Chief Executive Officer Ryan Schroeder commented, “2024 was a year of continued progress for The Eastern Company.  Through a series of actions taken throughout the past year, we furthered our goals for the Company's core operations, enhancing our operating efficiency, reducing costs, and setting the stage for long-term growth and shareholder value creation. As the year drew to a close, we also reassessed the Company’s needs for the future, reviewing both our portfolio of businesses and the composition of our leadership team.

“Since I joined Eastern in November 2024, we have appointed new presidents for two of our three operating businesses. All three of the Company’s businesses are now headed by leaders with the hands-on operational expertise, insights and entrepreneurial spirit needed to accelerate their business’s revenue growth and profitability. Together, we are working hard to capitalize on the strong brand presence each business has in its market, enhance their commercial and product development activities, and expand their market share by selling a more complete set of products. Through a focused commercial business strategy and a decentralized management approach, we believe we can best fulfill our customers’ needs and enable Eastern to realize its full operational and financial potential.”

Mr. Schroeder concluded, “Simply put, our top priority for 2025 is to execute faster and more effectively, positioning all of Eastern’s businesses for stronger long-term competitiveness through an intense focus on performing in the top decile of each of our markets. Although today’s business environment is challenging due to the uncertain macroenvironment and geopolitical events, we have been preparing for these challenges by developing nimble supply chains and believe we are well positioned for continued success. We are excited about Eastern’s potential as we move forward with our new leadership team and plans.”

Fourth Quarter and Full Year 2024 Financial Results

The following analysis excludes discontinued operations.

Net sales in the fourth quarter of 2024 increased 4.5% to $66.7 million from $63.8 million in the fourth quarter of 2023. Sales increases were due to higher demand for returnable transport packaging products, partially offset by lower demand for truck accessories and truck mirror assemblies. Net sales for the full year 2024 increased 5% to $272.8 million from $258.9 million in 2023. The sales increase in 2024 was primarily due to higher demand for truck mirror assemblies and returnable transport packaging products.

Gross margin as a percentage of net sales for the fourth quarter of 2024 was 23.0% compared to 26.8% in the prior year fourth quarter. The decrease was primarily due to higher material costs in the fourth quarter of 2024 and a favorable adjustment to the LIFO reserve in the fourth quarter of 2023 that did not recur in the fourth quarter of 2024.  In the full year 2024, gross margin as a percentage of sales was 24.7% compared to 23.9% in 2023, primarily due to the impact of improved pricing and various cost-savings initiatives.

Selling and administrative expenses in the fourth quarter of 2024 increased 11.0% compared to the fourth quarter of 2023, primarily due to increased payroll-related expenses, legal and professional expenses and selling costs. As a percentage of net sales, selling and administrative costs were 16.8% for the fourth quarter of 2024 compared to 15.8% for the corresponding period in 2023. In the full year 2024, selling and administrative expenses increased $3.1 million or 7.9% to $42.2 million from $39.1 million in 2023. The increase was primarily due to increased payroll-related expenses, legal and professional expenses, and travel-related expenses.

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

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Net income for the fourth quarter of 2024 was $1.6 million, or $0.26 per diluted share, compared to $3.9 million, or $0.63 per diluted share, in 2023. Net income for 2024 increased 12% to $13.2 million, or $2.13 per diluted share, compared to $11.8 million, or $1.88 per diluted share, in 2023.

Adjusted net income from continuing operations (a non-GAAP measure) for the fourth quarter of fiscal 2024 was $2.6 million, or $0.42 per diluted share, compared to adjusted net income from continuing operations of $3.9 million, or $0.63 per diluted share, for the comparable period in 2023. For the year ended December 28, 2024, adjusted net income from continuing operations was $14.2 million, or $2.29 per diluted share, compared to $13.4 million, or $2.14 per diluted share for the year ended December 30, 2023. Adjusted EBITDA from continuing operations (a non-GAAP measure) for the fourth quarter of fiscal 2024 was $5.7 million compared to adjusted EBITDA from continuing operations of $6.9 million for the 2023 period.  For the year ended December 28, 2024, adjusted EBITDA from continuing operations was $27.1 million compared to $25.4 million for 2023.  See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

During the fourth quarter of fiscal 2024, the Company repurchased 39,337 shares of common stock under its share repurchase program authorized in August 2023.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the fourth quarter and full year 2024 on Wednesday, March 12 at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 184305. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/52022.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements contained in this press release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include:

•	risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic, and social instability;

•	the impact of tariffs, trade sanctions or political instability on the availability or cost of raw materials;

•	the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper, and electronic components;

•	delays in delivery of our products to our customers;

•	the impact of global economic conditions and interest rates, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets, including the impact, length and degree of economic downturns on the customers and markets we serve and demand for our products, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, and the impact of market conditions on pension plan funded status;

•	restrictions on operating flexibility imposed by the agreement governing our credit facility;

•	the inability to achieve the savings expected from global sourcing of materials;

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•	lower-cost competition;

•	our ability to design, introduce and sell new or updated products and related components;

•	market acceptance of our products;

•	the inability to attain expected benefits from acquisitions or dispositions or the inability to effectively integrate acquired businesses and achieve expected synergies;

•	costs and liabilities associated with environmental compliance;

•	the impact of climate change, natural disasters, geopolitical events, and public health crises, including pandemics and epidemics, and any related Company or government policies or actions;

•	military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments;

•	failure to protect our intellectual property;

•	cyberattacks; and

•	materially adverse or unanticipated legal judgments, fines, penalties, or settlements.

The Company is also subject to other risks identified and discussed in Item 1A, Risk Factors, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, which was filed with the Securities and Exchange Commission on March 11, 2025 and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the Securities and Exchange Commission (the “SEC”). Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether because of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this report should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations and Adjusted EBITDA from Continuing Operations, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income from continuing operations, diluted earnings per share from continuing operations, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  We believe that Adjusted Earnings Per Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

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Adjusted EBITDA from Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Ryan Schroeder or Nicholas Vlahos

203-729-2255

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THE EASTERN COMPANY

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended
	December 28,	December 30,
	2024	2023
Net sales	$272,751,967	$258,857,380
Cost of products sold	(205,484,807)	(197,085,074)
Gross margin	67,267,160	61,772,306

Product development expense	(4,888,496)	(5,592,355)
Selling and administrative expenses	(42,229,660)	(39,146,727)
Operating profit	20,149,004	17,033,224

Interest expense	(2,721,318)	(2,805,278)
Other (expense) income	(353,366)	855,151
Income from continuing operations before income taxes	17,074,320	15,083,097

Income taxes	(3,858,796)	(3,302,746)
Net income from continuing operations	$13,215,524	$11,780,351

Discontinued Operations (see note 2)
Loss from operations of discontinued units	$(2,821,898)	$(4,091,155)
Loss on classification as held for sale	(23,087,775)	-
Income tax benefit	4,164,932	895,806
Net loss on discontinued operations	$(21,744,741)	$(3,195,349)
Net (loss) income	$(8,529,217)	$8,585,002

Earnings per share from continuing operations:
Basic	$2.13	$1.89

Diluted	$2.13	$1.88

Loss per share from discontinued operations:
Basic	$(3.50)	$(0.51)

Diluted	$(3.50)	$(0.51)

Total (loss) earnings per share:
Basic	$(1.37)	$1.38

Diluted	$(1.37)	$1.37

Cash dividends per share:	$0.44	$0.44

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THE EASTERN COMPANY

CONSOLIDATED BALANCE SHEETS

	December 28,	December 30,
	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$14,010,388	$8,048,127
Marketable Securities	2,051,301	986,477
Accounts receivable, less allowances: 2024-$530,560; 2023-$534,476	35,515,632	34,204,581
Inventories:
Raw materials and component parts	21,070,522	24,302,389
Work in process	7,120,460	9,456,151
Finished goods	27,018,616	24,638,139
	55,209,598	58,396,679

Current portion of note receivable	286,287	573,269
Prepaid expenses and other assets	3,477,717	5,443,778
Current assets held for sale	5,071,828	4,583,797
Total Current Assets	115,622,751	112,236,708

Property, Plant and Equipment
Land	579,344	739,344
Buildings	7,293,565	12,206,032
Machinery and equipment	48,447,779	39,739,100
Accumulated depreciation	(28,810,628)	(29,162,438)
Property, Plant and Equipment, net	27,510,060	23,522,038

Other Assets
Goodwill	58,509,384	58,576,198
Trademarks	3,946,455	3,914,409
Patents, technology and other intangibles net of accumulated amortization	8,765,612	11,182,166
Long term note receivable, less current portion	162,102	374,932
Deferred income taxes	6,611,518	2,283,571
Right of use assets	14,180,865	17,064,138
Long-term assets held for sale	-	22,885,041
Total Other Assets	92,175,936	116,280,455

TOTAL ASSETS	$235,308,747	$252,039,201

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THE EASTERN COMPANY

CONSOLIDATED BALANCE SHEETS (continued)

	December 28,	December 30,
	2024	2023
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$19,650,970	$24,554,117
Accrued compensation	5,478,581	5,194,830
Other accrued expenses	9,577,019	3,965,335
Current portion of operating lease liability	3,072,668	4,336,794
Current portion of financing lease liability	761,669	175,231
Current portion of long-term debt	3,603,935	2,871,870
Other current liabilities	505,376	-
Current liabilities held for sale	2,144,573	1,635,549
Total Current Liabilities	44,794,791	42,733,726

Other long-term liabilities	546,395	730,970
Operating lease liability, less current portion	11,108,197	12,727,344
Financing lease liability, less current portion	3,052,073	715,669
Long-term debt, less current portion	38,640,576	41,063,865
Accrued postretirement benefits	410,476	554,758
Accrued pension cost	16,064,840	21,025,365
Long-term liabilities held for sale	-	6,920
Total Liabilities	114,617,348	119,558,617

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares
Issued: 9,146,996 shares in 2024 and 9,091,815 shares in 2023
Outstanding: 6,163,138 shares in 2024 and 6,217,370 shares in 2023	35,443,009	33,950,859
Treasury Stock: 2,983,858 shares in 2024 and 2,874,445 shares in 2023	(26,338,309)	(23,280,467)
Retained earnings	133,545,670	144,805,168
Accumulated other comprehensive loss:
Foreign currency translation	(2,276,590)	(866,599)
Unrealized loss on foreign currency swap, net of tax	(505,376)	-
Unrecognized net pension and postretirement benefit costs, net of tax	(19,177,005)	(22,128,377)
Accumulated other comprehensive loss	(21,958,971)	(22,994,976)
Total Shareholders’ Equity	120,691,399	132,480,584
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$235,308,747	$252,039,201

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THE EASTERN COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 28, 2024	December 30, 2023
Operating Activities
Net (loss) income	$(8,529,217)	$8,585,002
Less: Loss from discontinued operations	(21,744,741)	(3,195,349)
Income from continuing operations	$13,215,524	$11,780,351
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	5,888,050	5,367,316
Reduction in carrying amount of ROU assets	(2,883,273)	(3,114,396)
Unrecognized pension and postretirement benefits	(1,613,436)	47,550
Loss on sale of equipment and other assets	162,918	894,941
Provision for doubtful accounts	2,430	62,893
Stock compensation expense	1,492,150	364,694
Deferred taxes	(4,700,137)	(760,756)
Changes in operating assets and liabilities:
Accounts receivable	(1,322,130)	6,722,108
Inventories	3,126,444	6,126,178
Prepaid expenses and other	1,790,094	300,549
Other assets	(236,304)	(12,431)
Accounts payable	(4,000,280)	(1,967,097)
Accrued compensation	244,229	569,247
Change in operating lease liability	2,883,289	3,142,624
Other accrued expenses	5,336,482	(3,979,914)
Net cash provided by operating activities	19,386,050	25,543,857

Investing Activities
Marketable securities	(956,728)	(986,477)
Business acquisition	-	(444,840)
Payments received from notes receivable	499,811	2,334,852
Proceeds from sale of building and equipment	2,278,540	-
Purchases of property, plant and equipment	(9,709,673)	(5,544,914)
Net cash used in investing activities	(7,888,050)	(4,641,379)

Financing Activities
Proceeds from short term borrowings (revolver)	3,000,000	-
Principal payments on short-term borrowings (revolver)	(1,750,000)	(300,029)
Proceeds from new long-term debt refinancing	-	60,000,000
Principal payments on long-term debt	(3,087,289)	(79,737,707)
Financing leases, net	2,801,516	636,927
Purchase common stock for treasury	(3,057,841)	(735,783)
Dividends paid	(2,730,281)	(2,765,686)
Net cash used in financing activities	(4,823,895)	(22,902,278)

Discontinued Operations
Cash provided by operating activities	1,165,057	938,204
Cash used in investing activities	(583,242)	(788,918)
Cash provided by discontinued operations	581,815	149,286

Effect of exchange rate changes on cash	(711,844)	(37,555)
Net change in cash and cash equivalents	6,544,076	(1,888,069)

Cash and cash equivalents at beginning of year	8,299,453	10,187,522
Cash and cash equivalents at end of year¹	$14,843,529	$8,299,453

Supplemental disclosure of cash flow information:
Interest	$3,224,798	$3,388,347
Income taxes	5,166,195	6,608,084

Non-cash investing and financing activities
Right of use asset	(2,883,273)	5,018,928
Lease liability	36,569	(4,981,696)

¹ includes cash from assets held for sale of $0.8 million as of December 28, 2024 and $0.3 million as of December 30, 2023

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Reconciliation of Non-GAAP Measures
Adjusted Net Income and Adjusted Earnings per Share from Continuing Operations Calculation
For the Three and Twelve Months ended December 28, 2024 and December 30, 2023
($000's)

	Three Months Ended			Twelve Months Ended
	December 28, 2024		December 30, 2023	December 28, 2024		December 30, 2023

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$1,597		$3,923	$13,216		$11,780

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):
Basic	0.26		0.63	2.13		1.89
Diluted	0.26		0.63	2.13		1.88

Adjustments:
Severance and accrued compensation	1,368	a	-	1,368	a	1,799	a
Greenwald final sale adjustment	-		-	-		390	b
Non-GAAP tax impact of adjustments (1)	(342)		-	(342)		(547)
Total adjustments	1,026		-	1,026		1,642

Adjusted net income from continuing operations (non-GAAP)	$2,623		$3,923	$14,242		$13,422

Adjusted earnings per share from continuing operations (non-GAAP):
Basic	$0.42		$0.63	$2.29		$2.15
Diluted	$0.42		$0.63	$2.29		$2.14

(1)	Estimate of the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes

a)	Expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of two former Chief Executive Officers

b)	Final settlement of working capital adjustment associated with Greenwald sale

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Reconciliation of Non-GAAP Measures
Adjusted EBITDA from Operations Calculation
For the Three and Twelve Months ended December 28, 2024 and December 30, 2023
($000's)

	Three Months Ended			Twelve Months Ended
	December 28, 2024		December 30, 2023	December 28, 2024		December 30, 2023

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$1,597		$3,923	$13,216		$11,780

Interest expense	672		745	2,721		2,805
Provision for income taxes	466		812	3,859		3,303
Depreciation and amortization	1,622		1,453	5,888		5,367
Severance and accrued compensation	1,368	a	-	1,368	a	1,799	a
Greenwald final sale adjustment	-		-	-		390	b
Adjusted EBITDA from continuing operations	$5,725		$6,934	$27,052		$25,445

Net loss from discontinued operations as reported per generally accepted accounting principles (GAAP)	$(284)		$(407)	$(21,745)		$(3,195)
Interest expense	168		186	680		701
Provision for income taxes	213		(84)	(4,333)		(896)
Depreciation and amortization	-		542	1,552		2,099
Business closure costs	-		-	-		1,448	c
Loss on classification as held for sale	-		-	23,088	d	-
Adjusted EBITDA from discontinued operations	$97		$237	$(758)		$157

Net income (loss) as reported per generally accepted accounting principles (GAAP)	$1,313		$3,516	$(8,529)		$8,585

Interest expense	840		931	3,401		3,506
Provision for income taxes	679		728	(474)		2,407
Depreciation and amortization	1,622		1,995	7,440		7,466
Severance and accrued compensation	1,368	a	-	1,368	a	1,799	a
Greenwald final sale adjustment	-		-	-		390	b
Business closure costs	-		-	-		1,448	c
Loss on classification as held for sale	-		-	23,088	d	-
Total adjusted EBITDA	$5,822		$7,171	$26,294		$25,601

a)	Expenses associated with accrued compensation and severance related to the elimination of the former Chief Operating Officer position and the departure of two former Chief Executive Officers

b)	Final settlement of working capital adjustment associated with Greenwald sale

c)	Associated Toolmakers closure costs

d)	Impact of classifying Big 3 Mold business as held for sale

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